UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 29, 2012

Progenics Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23143	13-3379479
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 29, 2012, the Registrant entered into an Underwriting Agreement with Jefferies & Company, Inc., acting as sole book-running manager. Subject to the terms and conditions of the Underwriting Agreement, the Registrant has agreed to sell to Jefferies, and Jefferies has agreed to purchase from the Registrant, an aggregate of 11,000,000 shares of the Registrant’s common stock, par value $0.0013, at a public offering price of $2.00 per share. The resulting net proceeds to the Registrant from this offering are expected to be approximately $20.2 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Registrant. In addition, the Registrant has granted Jefferies an option, exercisable for 30 days after November 29, 2012, to purchase up to an aggregate of 1,650,000 additional shares of the Registrant’s common stock.

Jefferies’ obligations to purchase the shares described above are subject to the satisfaction of certain customary closing conditions, including receipt of legal opinions by the respective counsels of the Registrant and Jefferies. The Underwriting Agreement also contains customary representations, warranties and covenants of the Registrant, customary indemnification obligations of the Registrant and Jefferies against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and termination and other provisions customary for transactions of this nature. The representations, warranties and covenants of the Registrant contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Registrant.

The closing of the sale of 11,000,000 shares is scheduled to occur on or about December 4, 2012. The shares have been registered pursuant to a registration statement on Form S-3 (File No. 333-176244) filed with the SEC under the Securities Act on August 11, 2011, as amended on September 8, 2011 and September 16, 2011 and declared effective by the SEC on September 19, 2011, and supplemented by a preliminary prospectus supplement dated as of November 28, 2012 and a final prospectus supplement dated as of November 29, 2012.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 hereto and incorporated herein by reference.

Item 8.01	Other Events.

On November 29, 2012, the Registrant issued a press release announcing the pricing of a firm commitment underwritten public offering of 11,000,000 shares of its common stock. Jefferies is acting as sole book-running manager in this public offering. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements concerning the completion, timing and size of the offering and other statements that are other than statements of historical facts. These statements involve significant risks and uncertainties. These statements reflect the Registrant’s current expectations concerning future events, actual events could differ materially from those anticipated as a result of many factors, including, but not limited to, the risks that the offering may be delayed or may not occur due to market or other conditions and the satisfaction of customary closing conditions related to the offering. Additional information concerning these and other factors that may cause actual events to differ materially from those anticipated is contained in the “Risk Factors” section of the Registrant’s most recent Annual Report on Form 10-K, in its other periodic reports and filings with the SEC and in the prospectus supplements related to the offering. Investors should not place undue reliance on forward-looking statements contained in this Current Report or otherwise. All forward-looking statements are based on information currently available to the Registrant on the date hereof, and the Registrant undertakes no obligation to revise or update them to reflect events or circumstances after the date of this Current Report, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated as of November 29, 2012, by and among Progenics Pharmaceuticals, Inc. and Jefferies & Company, Inc.

5.1	Opinion of O’Melveny & Myers LLP

23.1	Consent of O’Melveny & Myers LLP (contained in Exhibit 5.1)

99.1	Press Release dated November 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.

By:	/s/ ANGELO W. LOVALLO, JR.
Angelo W. Lovallo, Jr.
Senior Executive Director,
Financial Reporting & Treasurer
(Principal Financial and Accounting Officer)

Date: November 29, 2012

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated as of November 29, 2012, by and among Progenics Pharmaceuticals, Inc. and Jefferies & Company, Inc.

5.1	Opinion of O’Melveny & Myers LLP

23.1	Consent of O’Melveny & Myers LLP (contained in Exhibit 5.1)

99.1	Press Release dated November 29, 2012